Exhibit 10.2
Amendment to Employment Agreement
This Amendment to Employment Agreement (this “Amendment”) is made on June 30, 2020 by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and Barry Cottle (“Executive”).
WHEREAS, the Company and Executive entered into an Employment Agreement dated as of May 4, 2018, which was then amended effective May 7, 2019, and then amended effective March 24, 2020 (as amended, the “Agreement”); and
WHEREAS, the amendment to the Employment Agreement dated as of March 24, 2020 decreased Executive’s annual base salary of one million, seven hundred and fifty thousand U.S. dollars ($1,750,000) by four hundred seventeen thousand, one hundred and twenty-three U.S. dollars ($417,123), representing the portion of his annual base salary attributable to the period from April 5, 2020 through June 30, 2020.
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Decrease in Base Salary. The Agreement is hereby amended by adding the following sentence to the end of Section 3(a):
“Effective as of July 1, 2020, Executive will be paid seventy-four thousand, three hundred and fifteen U.S. dollars ($74,315) of base salary until and through July 31, 2020, and Executive’s annual base salary of one million, seven hundred and fifty thousand U.S. dollars ($1,750,000) is reduced by an additional seventy-four thousand, three hundred and fifteen U.S. dollars ($74,315), representing the portion of his annual base salary attributable to the period from July 1, 2020 through July 31, 2020.”
2. The Company and Executive further expressly agree that the decrease in base salary set forth in Section 1 of this Amendment does not constitute “Good Reason,” as that phrase is defined in Section 4(e) of the Agreement.
3. Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.
        4. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of June 30, 2020.

SCIENTIFIC GAMES CORPORATION

By: /s/ James Sottile___________________
Name: James Sottile
Title: Executive Vice President and Chief Legal Officer

/s/ Barry Cottle___________________
Barry Cottle
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